UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 20, 2019

Ra Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices, including zip code)

(760) 804-1648

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	RMED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 20, 2019, Ra Medical Systems, Inc. (“Ra Medical” or the “Company”) received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). In accordance with the NYSE Listed Company Manual, the Company has contacted the NYSE to discuss the status of the Form 10-Q.

As previously reported by the Company in its Form 12b-25 filed with the SEC on August 15, 2019, the Company will not be in a position to file the Form 10-Q until the Audit Committee of the Company’s Board of Directors has completed its work, including assistance from an independent investigation, in connection with an anonymous complaint received by members of Ra Medical’s Board of Directors. The extension period provided under Rule 12b-25 expired on August 19, 2019.

The NYSE informed the Company that, under the NYSE’s rules, the Company will have six months from August 19, 2019 to file the Form 10-Q with the SEC. The Company can regain compliance with the NYSE’s continued listing requirements at any time prior to such date by filing the Form 10-Q with the SEC. If the Company fails to file the Form 10-Q by February 19, 2020, the NYSE may grant, in its sole discretion, a further extension of up to six additional months for Ra Medical to regain compliance, depending on the specific circumstances.

On August 23, 2019, the Company issued a press release announcing the receipt of the notice of non-compliance from the NYSE. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated August 23, 2019.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), regarding Ra Medical’s expectations with respect to the Audit Committee investigation, the filing of the Form 10-Q, and the NYSE. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Factors that may cause future results to differ materially from management’s current expectations include, among other things, the discovery of additional information relevant to the Audit Committee investigation; the findings, conclusions and recommendations of the Audit Committee (and the timing of the conclusions) concerning matters relating to the Audit Committee investigation; Ra Medical’s response to the Audit Committee’s findings, conclusions and recommendations; the review by Ra Medical’s independent registered public accounting firm of the Audit Committee’s findings, conclusions and recommendations and Ra Medical’s financial statements; the risk that the completion and filing of the Form 10-Q will take longer than expected; and the risk that Ra Medical will be unable to file the Form in time to regain compliance with the NYSE continued listing requirements. Ra Medical disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA MEDICAL SYSTEMS, INC.

Date: August 23, 2019	By:	/s/ Daniel Horwood
Daniel Horwood
General Counsel and Secretary